                   [MATTHEWS, CARTER AND BOYCE LETTERHEAD]

                                                                      EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 4, 1997 included in Allied Capital Corporation II's Annual Report to shareholders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                                 /s/ MATTHEWS, CARTER AND BOYCE

McLean, Virginia
March 27, 1997
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                   [MATTHEWS, CARTER AND BOYCE LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



As independent accountants we hereby consent to the incorporation by reference in the registration statement on Form S-8 File No.33-78392, of our report dated February 4, 1997 incorporated by reference in Allied Capital Corporation II's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in such registration statement.


                                               /s/ MATTHEWS, CARTER AND BOYCE

McLean, Virginia
March 27, 1997